Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of  City National Rochdale Structured Claims Fixed Income Fund LLC, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the City National Rochdale Structured Claims Fixed Income Fund LLC for the period ended March 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the City National Rochdale Structured Claims Fixed Income Fund LLC for the stated period.

/s/ Garrett R. D’Alessandro Garrett R. D’Alessandro President, City National Rochdale Structured Claims Fixed Income Fund LLC	/s/ Mitchell Cepler Mitchell Cepler Treasurer, City National Rochdale Structured Claims Fixed Income Fund LLC
Dated: June 2, 2020	Dated: June 2, 2020

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by City National Rochdale Structured Claims Fixed Income Fund LLC for purposes of Section 18 of the Securities Exchange Act of 1934.